SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                       ----------------------------------


                                   FORM 8 - K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  February 17, 1998
                                                        -----------------


                         STERLING FINANCIAL CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)



              Washington                   0-20800            91-1572822
     ----------------------------        ------------       ---------------
     (State or other jurisdiction        (Commission         (IRS Employer
          of Incorporation)              File Number)        Identification




                111 North Wall Street, Spokane, Washington 99201
                ------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



     Registrant's Telephone Number, Including Area Code:  (509) 458-3711
                                                          --------------

                                      N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     INFORMATION TO BE INCLUDED IN THE REPORT




     ITEM 5. Sterling Savings Association to purchase 33 branches from KeyBank National Association.


     See attached information release.


     For release February 4, 1998--2:00 p.m. (PST)
     Contact:  Heidi B. Stanley
               ----------------
               Executive V.P.
               (509) 358-6160



     STERLING SAVINGS TO PURCHASE 33 PACIFIC NORTHWEST
     BRANCHES FROM KEYBANK


     SPOKANE, WASHINGTON - FEBRUARY 4, 1998   Sterling Financial
     Corporation (NASDAQ:STSA) today announced that its wholly owned subsidiary Sterling Savings Association had signed an agreement to acquire 33 branch offices in three Pacific Northwest states from KeyBank National Association. The purchase includes deposit accounts of approximately $585 million, the owned branch facilities, branch furniture, fixtures, and certain equipment.

     To acquire the branches, Sterling will pay approximately $72 million based on a premium on deposits plus the value of fixed and other assets related to the branches and a loan portfolio of $133 million. The acquisition is subject to regulatory approvals and other conditions of closing and is scheduled to close mid-year 1998.

     The branches being acquired by Sterling are located primarily in smaller cities in Washington, Idaho, and Oregon. Included are 21 offices in Washington with approximately $375 million in deposits, 10 offices in Idaho with approximately $186 million in deposits, and 2 offices in Oregon with approximately $24 million in deposits. All KeyBank branch personnel will be retained; and Sterling's regional structure will likely be revised to take into account the new locations.

     "In addition to increasing our presence in Washington and Oregon, this purchase affirms Sterling's commitment to further expansion in the Pacific Northwest by entering Idaho as a depository institution. Sterling has been operating loan offices in Idaho for several years," said Harold B. Gilkey, Chairman and CEO of Sterling Financial Corp. "Vital to our role as a community bank is our commitment to the communities in which we operate. We look forward to serving all of our new customers in these three states in our classic Hometown Helpful' manner."

     Washington offices being acquired serve the cities of Blaine, Brewster, Cle Elem, College Place, Coulee City, Dayton, Elma, Forks, Goldendale, Lynden, McCleary, Medical Lake, Montesano, Oakville, Oroville, Point Roberts, Ritzville, Spokane Valley, Stanwood, Waterville and White Salmon. In Idaho, the offices serve Cascade, Grangeville, Kooskia, Lewiston, McCall, Moscow, New Meadows, Plummer,

     Sterling Savings Association
     Page 2
     February 4, 1998


     Riggins, and Troy. The Oregon offices are located in Independence and Jefferson. KeyBank customers do not need to take any action as a result of this transaction. They will receive further information in the next few months.

     Mr. Gilkey concluded by saying, "The benefits of this transaction are substantial. The acquisition contributes significantly to Sterling's evolution into a full-service bank. We believe Sterling holds a unique position in the market as a provider that is small enough to know our customers yet large enough to serve their diverse financial needs."

     Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Association. Sterling Savings Association is a Washington State-chartered, federally insured stock savings association which opened in April 1983. Sterling Savings Association, based in Spokane, Washington, has branches throughout Washington State and in the Portland, Oregon, area. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST Mortgage Investment Company, it operates loan production offices in Washington, Oregon, and Idaho. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities through regional representatives throughout Sterling Savings' branch network.

     STERLING FINANCIAL CORPORATION

     FORM 8 - K



     S I G N A T U R E



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its' behalf by the undersigned thereunto duly authorized.





     STERLING FINANCIAL CORPORATION
     (Registrant)




     Date:  February 17 1998      /s/Daniel G. Byrne
            ----------------      ------------------------------------
                                  Sr. Vice President, Finance and
                                    Assistant Secretary